Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended June 30, 2010 and 2009, March 31, 2010 and 2009,

 and the Six-Month Periods ended June 30, 2010 and 2009

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2010
Composite Materials	$113.9	$60.7	$64.3	$238.9
Engineered Products	47.1	18.7	0.4	66.2
Total	$161.0	$79.4	$64.7	$305.1
	53%	26%	21%	100%

First Quarter 2010
Composite Materials	$109.3	$53.1	$38.0	$200.4
Engineered Products	42.7	19.4	0.5	62.6
Total	$152.0	$72.5	$38.5	$263.0
	58%	27%	15%	100%

Second Quarter 2009
Composite Materials	$94.1	$55.3	$64.4	$213.8
Engineered Products	43.7	19.4	0.4	63.5
Total	$137.8	$74.7	$64.8	$277.3
	50%	27%	23%	100%

First Quarter 2009
Composite Materials	$109.3	$59.4	$75.7	$244.4
Engineered Products	44.5	17.9	0.5	62.9
Total	$153.8	$77.3	$76.2	$307.3
	50%	25%	25%	100%

Year to Date June 30, 2010
Composite Materials	$223.2	$113.8	$102.3	$439.3
Engineered Products	89.8	38.1	0.9	128.8
Total	$313.0	$151.9	$103.2	$568.1
	55%	27%	18%	100%

Year to Date June 30, 2009
Composite Materials	$203.4	$114.7	$140.1	$458.2
Engineered Products	88.2	37.3	0.9	126.4
Total	$291.6	$152.0	$141.0	$584.6
	50%	26%	24%	100%